Exhibit 99.3

Contacts:
Media	Investment Community
Nicholas Gutierrez	Nicholas Gutierrez
(646) 616-8103	(646) 616-8103
nicholas.gutierrez@fairwaymarket.com	nicholas.gutierrez@fairwaymarket.com

FAIRWAY GROUP HOLDINGS CORP. REACHES AGREEMENT WITH SENIOR SECURED LENDERS ON DELEVERAGING TRANSACTION

Company Initiates Prepackaged

Chapter 11 Reorganization to Implement Restructuring

Store Operations Expected to Continue with No Impact on Customers, Suppliers or Employees

All Creditors Other than Senior Secured Lenders Will be Paid in Full

Secured Commitment from Current Lenders for $55 Million

in Debtor-in-Possession Financing and Exit Financing

New York, New York, May 2, 2016 — Fairway Group Holdings Corp. (NASDAQ: FWM), the parent company of Fairway Market, the iconic New York food retailer that offers customers a differentiated one-stop shopping experience “Like No Other Market”, today announced that the Company has reached an agreement with its senior secured lenders holding more than 70% of the Company’s senior secured debt on the terms of a reorganization that will eliminate approximately $140 million of senior secured debt and provide financing to restructure the Company’s balance sheet.

To implement the agreed upon restructuring, Fairway Group Holdings Corp and certain of its subsidiaries (“Fairway”) have filed a Joint Prepackaged Chapter 11 Plan of Reorganization (“Prepackaged Plan”) and filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.  The Company intends to use the Chapter 11 process to facilitate a financial restructuring designed to restore Fairway to long-term financial health while continuing to operate in the normal course of business without interruption.

In accordance with the Prepackaged Plan, holders of general unsecured claims, including suppliers, employees, unions and all other trade creditors will  receive payment in full on account of existing obligations in the ordinary course of business.  Further, the five collective bargaining agreements between Fairway and each of the unions will be assumed under the Prepackaged Plan and remain in full force and effect.  All of the Company’s outstanding shares of common stock will be cancelled pursuant to the Prepackaged Plan with no distribution to holders thereof.

As a part of the Prepackaged Plan, the Company entered into an agreement with certain holders of the Company’s senior secured loans.  Supporting lenders agreed to vote in favor of the Company’s Prepackaged Plan and exchange their loans for common equity and $84 million of debt of the reorganized company.  All other prepetition creditors will not be impaired and will be paid in in the ordinary course.  Successful implementation of the proposed plan would result in a substantial conversion into equity of the Company’s $279 million of senior secured loans.

In conjunction with its filing, the Company is seeking approval to enter into a $55 million superpriority secured debtor-in-possession (“DIP”) credit facility and a $30.6 million letter of credit facility to cover outstanding letters of credit, which will be provided by certain of the Company’s existing senior secured lenders. The proposed DIP financing will help support Fairway’s reorganization plans and enable normal post-petition operation of its business, including timely payment of employee wages, benefits and other obligations on an uninterrupted basis.  In addition, the Company has also secured a commitment from its current lenders to convert the amounts extended under the DIP loan to an exit loan.  The Company has also filed a number of customary first day motions with the Bankruptcy Court to support ongoing operations.

“We believe that implementing this Prepackaged Plan is the best opportunity for Fairway to restructure its balance sheet on an expedited basis, strengthen its operations, retain jobs and create long-term value, while continuing to provide customers with the best food experience in the greater New York area,” said Jack Murphy, Chief Executive Officer. “Over 80 years ago, Fairway started as a fresh fruit and veggie stand at the corner of 74th & Broadway.  It grew into the greatest food store in the country.  Fairway is famous for apples stacked to the ceiling, olives straight from Italy, New York style bagels, hand sliced smoked salmon, prime beef and specialty imports.  Nobody slices a fish or boils a bagel like us.  Nobody.”

The Company expects no interruptions to customer service throughout the process.  Consumers can continue to purchase Fairway’s products at one of their 15 stores, 4 Wine and Spirits stores or Manhattan residents can shop online at http://www.shop.fairwaymarket.com/.

Vendors and other stakeholders can obtain additional information about the reorganization by visiting https://cases.primeclerk.com/fairway  or by calling (844) 597-1421.  During the Chapter 11 process, the Company expects to pay for purchases of goods and services in the ordinary course of business. Fairway’s legal advisor is Weil, Gotshal & Manges LLP.  Dennis Stogsdill of Alvarez & Marsal North America LLC, has been appointed Chief Restructuring Officer for the Company during the chapter 11 cases.   Norton Rose Fulbright US LLP is special corporate counsel to Fairway.

The Company’s senior secured lenders are being advised by King & Spalding LLP, as legal counsel, and Moelis & Company LLC as financial advisor.

Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s business and results of operations to differ materially from those expressed or implied by such forward-looking statements.  Forward-looking statements can be identified by the use of words such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology.

Risk factors that may affect the Company’s results include, but are not limited to, those described under the heading “Item 1A.  Risk Factors” in the Company’s most recent Annual Report on Form 10-K and under the heading “Item 1A. Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, as well as the following: the ability of the Company to continue as a going concern; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate the Prepackaged Plan; the effects of the bankruptcy filing on Fairway and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; the length of time Fairway may operate under the chapter 11 cases; risks associated with third-party motions in the chapter 11 cases, which may interfere with Fairway’s ability to develop and consummate the Prepackaged Plan; the potential adverse effects of the chapter 11 proceedings on Fairway’s liquidity or results of operations; the potential adverse effects of the chapter 11 proceedings on Fairway’s relationships with suppliers, employees and customers; the ability to execute Fairway’s business and restructuring plan; increased legal costs related to the bankruptcy filing and other litigation; and Fairway’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.

Any forward-looking statement made by the Company in this press release speaks only as of the date on which such forward-looking statement was made.  New risks and uncertainties arise from time to time, and the Company cannot predict these events or how they may affect the Company’s business, financial condition or operations.  The Company undertakes no obligation to update or revise the forward-looking statements in this press release after the date hereof, except as may be required by law.

About Fairway

Fairway Market is a food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York. You can shop our products online at www.shop.fairwaymarket.com, or visit one of our 15 stores in New York, New Jersey and Connecticut.